Exhibit 3.1

THE SOUTHERN COMPANY
AMENDED AND RESTATED BY-LAWS
As Adopted and Effective
on December 9, 2019

(i)

TABLE OF CONTENTS
(continued)

(ii)

STOCKHOLDERS’ MEETINGS
1.    Time and Place of Meetings. All meetings of stockholders will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors (the “Board” or the “Board of Directors”) of The Southern Company, a Delaware corporation (the “Corporation”), from time to time or, in the absence of a designation by the Board, by the Chairman, the President or the Secretary, and stated in the notice of the meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that a meeting of stockholders will not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may cancel or reschedule any previously scheduled annual or special meeting of stockholders (subject, in the case of a special meeting called pursuant to Section 3(b), to the requirements of Sections 3(b)(v) and 3(b)(viii)).
2.    Annual Meetings. At each annual meeting of stockholders (an “Annual Meeting”), the stockholders will elect the directors from the nominees for director and will transact such other business, in such case as may properly be brought before the meeting in accordance with Sections 8, 9, 10, 11 and 40.
3.    Special Meetings.
(a)    General. A special meeting of stockholders may be called only (i) by the Chairman, (ii) by the President, (iii) by the Secretary acting at the request of the Chairman, the President or a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board (the “Whole Board”) or (iv) as provided in Section 3(b), in each case to transact only such business as is specified in the notice of the meeting or authorized by a majority of the Whole Board to be brought before the meeting. Stockholders may cause business to be specified in the notice of meeting only as and to the extent provided in Section 3(b), and shall not otherwise be permitted to propose business to be brought before a special meeting of stockholders.
(b)    Stockholder-Requested Special Meetings. A special meeting of the stockholders shall be called by the Secretary at the request in writing of stockholders owning ten percentum of the entire capital stock of the Corporation issued and outstanding and entitled to vote (the “Requisite Percentage”), subject to the following:
(i)    Special Meeting Requests. In order for a special meeting requested by one or more stockholders of record (a “Stockholder-Requested Special Meeting”) to be called by the Secretary, a written request that the Secretary call a Stockholder-Requested Special Meeting pursuant to this Section 3(b) (a “Special Meeting Request”) must be delivered in proper form to the Secretary at the principal executive offices of the Corporation by stockholders of record of the Corporation who hold, in the aggregate, the Requisite Percentage.
(ii)    Required Information. To be in proper form for purposes of this Section 3(b), a Special Meeting Request shall set forth:
(A)    as to each Requesting Person (as defined below), the information set forth in Section 9(b)(i), as applicable (except that for purposes of this Section 3(b)(ii)(A) the term “Requesting Person” will be substituted for the terms “Proposing Person” and “stockholder” and the term “Stockholder-Requested Special Meeting” will be substituted for the terms “Annual Meeting” and “meeting” in all places they appear in Section 9(b)(i));
(B)    as to the purpose or purposes of the special meeting, the information set forth in Section 9(b)(ii) (except that for purposes of this Section 3(b)(ii)(B), the term “Requesting Person” will be substituted for the terms “Proposing Person” and “stockholder” and the term “Stockholder-Requested Special Meeting” will be substituted for the term “Annual Meeting” in all places where they appear in Section 9(b)(ii));
(C)    if directors are proposed to be elected at the Stockholder-Requested Special Meeting, the information set forth in Section 10(b)(ii) (except that for purposes of this Section 3(b)(ii)(C), the term “Requesting Person” will be substituted for the terms “Nominating Person” and “stockholder” in all places where they appear in Section 10(b)(ii)); and
(D)    an agreement by each Requesting Person to notify the Secretary immediately in the case of any disposition prior to the record date for the Stockholder-Requested Special Meeting of shares of voting stock owned and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percentage has been reached.
(iii)    Requesting Person. For purposes of this Section 3(b), the term “Requesting Person” shall mean (A) any stockholder making a Special Meeting Request, (B) the beneficial owner or beneficial owners, if different, on whose behalf such request is made and (C) any Affiliate or Associate of such stockholder or beneficial owner (each within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)).
(iv)    Updating Information in Special Meeting Request. A Requesting Person must update and supplement such Special Meeting Request, if necessary, so that the information provided or required to be provided in such Special Meeting Request pursuant to this Section 3(b), Section 9 or Section 10, as applicable, is true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation, as promptly as practicable.
(v)    Record Date. The record date for the Stockholder-Requested Special Meeting will be set by the Board pursuant to the procedures set forth in Section 12(a).
(vi)    Request Revocation. Any stockholder making a Special Meeting Request may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if, following such revocation (or any deemed revocation pursuant to Section 3(b)(ii)(D) above), the unrevoked portion of the valid Special Meeting Request represents in the aggregate less than the Requisite Percentage there shall be no requirement to hold a special meeting. The first date on which an unrevoked valid Special Meeting Request constituting not less than the Requisite Percentage shall have been delivered to the Secretary is referred to herein as the “Request Receipt Date.”
(vii)    Invalid Requests. A Special Meeting Request shall not be valid if:
(A)    the Special Meeting Request does not comply with the requirements of this Section 3(b);
(B)    the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;
(C)    the Request Receipt Date is during the period commencing 90 calendar days prior to the first anniversary of the date of the immediately preceding Annual Meeting and ending on the date of the next Annual Meeting; or
(D)    the information set forth in the Special Meeting Request fails to be true and complete in any material respect on the record date for the meeting and as of the date that is ten business days prior to the meeting or any recess, adjournment or postponement thereof.
(viii)    Date and Time of Meeting. If the Special Meeting Request is in proper form and otherwise in compliance with this Section 3(b), a Stockholder-Requested Special Meeting shall be held at such date and time as may be fixed by the Board; provided, however, that the Stockholder-Requested Special Meeting shall be called for a date not more than 90 calendar days after the Request Receipt Date.
(ix)    No Right to Have Matter Included in Corporation Proxy Materials. No Requesting Person will be entitled to have any matter proposed to be presented at a Stockholder-Requested Meeting in any proxy statement, form of proxy or other proxy solicitation materials that the Corporation may use in connection therewith solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 3(b).
(c)    Limitation on Business to be Transacted. Business transacted at any Stockholder-Requested Special Meeting shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percentage of stockholders and (B) any additional matters that the Board determines to include in the Corporation’s notice of the meeting. The presiding officer of any such meeting will, if the facts warrant, determine that a proposal was not made in accordance with the procedures prescribed by Section 3, Section 9, Section 10 or Section 11, as applicable, and if the presiding officer should so determine, he or she will so declare to the meeting and the defective proposal will be disregarded. If none of the stockholders (or Qualified Representative(s) (as defined in Section 40(n))) who submitted the Special Meeting Request appears to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request (excluding meetings held solely by means of remote communication as provided in Section 1), the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been solicited, obtained or delivered.

4.    Notice of Meetings. Notice of every meeting of stockholders, stating the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given, in a form permitted by Section 27 or by the General Corporation Law of the State of Delaware, as amended (the “DGCL”), not less than ten nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided by law, the Restated Certificate of Incorporation of the Corporation, as amended and/or restated from time to time (the “Certificate of Incorporation”) or these By-Laws. When a meeting is recessed or adjourned to another place, date, or time, notice need not be given of the recessed or adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such recessed or adjourned meeting, are announced at the meeting at which the recess or adjournment is taken. At the recessed or adjourned meeting the Corporation may transact any business which could have been transacted at the meeting at which the recess or adjournment is taken. If the recess or adjournment is for more than 30 days, a notice of the recessed or adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
5.    Quorum. At all meetings of the stockholders, the holders of a majority of the shares of the stock issued and outstanding and entitled to vote thereat present in person or represented by proxy shall constitute a quorum requisite for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.
6.    Inspectors. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any recess or adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
7.    Voting; Proxies; Voting List.
(a)    General. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Every proxy must be authorized in a manner permitted by Section 212 of the DGCL (or any successor provision).
(b)    Vote Required for Stockholder Action.
(i)    When a quorum is present at any meeting of stockholders, the affirmative vote of a majority of the votes properly cast on the matter (excluding any abstentions or broker non-votes) will be the act of the stockholders with respect to all matters other than the election of directors, or as otherwise provided in these By-Laws, the Certificate of Incorporation or by law.
(ii)    Each director to be elected by stockholders shall be elected as such by the majority of the votes cast by stockholders upon his or her election at a meeting for the election of directors at which a quorum is present, except that, if the number of nominees for election at any such meeting exceeds the number of directors to be elected at such meeting, each director to be so elected shall be elected as such by a plurality of the votes cast by stockholders at such meeting. For purposes of this Section 7(b)(ii), a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes “for” and votes “against,” but excluding any abstentions or broker non-votes). If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote “against” a nominee.
(c)    Voting List. The Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 7(c) or to vote in person or by proxy at any meeting of stockholders.
8.    Order of Business. The Chairman of the Board, or an officer of the Corporation designated from time to time by a majority of the Whole Board, will call meetings of stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of any meeting of stockholders shall have the right and authority to determine the order of business and, in his or her sole discretion, to determine the rules of procedure and regulate the conduct of the meeting, including without limitation by: (a) imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxy holders) that may attend the meeting; (b) ascertaining whether any stockholder or his or her proxy holder may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat; (c) determining the circumstances in which any person may make a statement or ask questions at the meeting; (d) ruling on all procedural questions that may arise during or in connection with the meeting; (e) determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting; and (f) determining the time or times at which the polls for voting at the meeting will be opened and closed.
9.    Notice of Stockholder Proposals.
(a)    Business to Be Conducted at Annual Meeting. At an Annual Meeting, only such business may be conducted as has been properly brought before the meeting. To be properly brought before an Annual Meeting, business (other than the nomination of a person for election as a director, which is governed by Section 10, and, to the extent applicable, Sections 11 and 40), must be (i) brought before the meeting by or at the direction of the Board or a duly authorized committee of the Board or (ii) otherwise properly brought before the meeting by a stockholder who (A) has complied with all applicable requirements of this Section 9 and Section 11 in relation to such business, (B) was a stockholder of record of the Corporation at the time of giving the notice required by Section 11(a) and is a stockholder of record of the Corporation at the time of the Annual Meeting, and (C) is entitled to vote at the Annual Meeting. For the avoidance of doubt, the foregoing clause (ii) will be the exclusive means for a stockholder to submit business before an Annual Meeting (other than proposals properly made in accordance with Rule 14a‑8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board).
(b)    Required Form for Stockholder Proposals. To be in proper form, a stockholder’s notice to the Secretary must set forth in writing:
(i)    Information Regarding the Proposing Person. As to each (A) stockholder providing the notice of business proposed to be brought before an Annual Meeting, (B) beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the Annual Meeting is given and (C) Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner (each a “Proposing Person” for the purposes of this Section 9 and Section 11):
(A)    the name and address of such Proposing Person;
(B)    the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such Proposing Person as of the date of such notice (including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);
(C)    a representation (1) that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at the Annual Meeting and the stockholder (or a Qualified Representative (as defined in Section 40(n))) intends to appear at the Annual Meeting to bring such business before the Annual Meeting and (2) as to whether any

Proposing Person intends to deliver a proxy statement, a form of proxy or other proxy solicitation materials to holders of at least the percentage of shares of the Corporation entitled to vote and required to approve the proposal and, if so, identifying such Proposing Person;
(D)    a description of any (1) option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a‑1 under the Exchange Act or other synthetic arrangement having characteristics of a long position), assuming for purposes of these By-Laws presently exercisable, with an exercise or conversion privilege or a settlement or payment mechanism at a price related to shares of any class or series of securities of the Corporation or with a value derived in whole or in part from the value of shares of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and whether or not such Proposing Person may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and (2) other direct or indirect right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s securities, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (D) being a “Derivative Interest”);
(E)    a description of any proxy, agreement, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person;
(F)    a description of any agreement, arrangement, understanding or relationship including any repurchase or similar so called “stock borrowing” agreement or arrangement, the purpose or effect of which is to mitigate loss, reduce economic risk or alter voting power with respect to any capital stock of the Corporation or which provides any party, directly or indirectly, the opportunity to profit from any decrease in the price or value of the capital stock of the Corporation;
(G)    a description of any material pending or threatened legal proceeding involving the Corporation, any affiliate of the Corporation or any of their respective directors or officers, to which such Proposing Person is a party or in which it has an interest (excluding an interest that is substantially the same as all stockholders);
(H)    a description of any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation;
(I)    a description of any performance-related or contingent fees (other than an asset-based fee) to which the Proposing Person or immediate family member of the

Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or Derivative Interests; and
(J)    any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting.
(ii)    Information Regarding the Proposal. As to each item of business that the stockholder giving the notice proposes to bring before the Annual Meeting:
(A)    a description in reasonable detail of the business desired to be brought before the Annual Meeting and the reasons why such stockholder or any other Proposing Person believes that the proposed action or actions would be in the best interests of the Corporation and its stockholders;
(B)    a description in reasonable detail of any material interest of any Proposing Person in such business (excluding an interest that is substantially the same as all stockholders) and a description in reasonable detail of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person or entity (including their names) in connection with the proposal; and
(C)    the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-Laws, the language of the proposed amendment).
(c)    No Right to Have Proposal Included in Corporation Proxy Materials. A stockholder is not entitled to have its proposal included in the Corporation’s proxy statement, form of proxy or other proxy solicitation materials solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 9.
(d)    Requirement to Attend Annual Meeting. If a stockholder (or a Qualified Representative (as defined in Section 40(n))) does not appear at the Annual Meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered).
10.    Notice of Director Nominations.
(a)    Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in Section 3, this Section 10 or Section 40 will be eligible to serve as directors. Nominations of persons for election as directors of the Corporation at an Annual Meeting may only be made (i) by or at the direction of the Board or a duly authorized committee thereof, (ii) by a stockholder who (A) has complied with all applicable requirements of this Section 10 and Section 11 in relation to such nomination, (B) was a stockholder of record of the Corporation at the time of giving the notice required by Section 11(a) and is a stockholder of record of the Corporation at the time of the Annual Meeting, (C) is entitled to vote at the Annual Meeting and (D) has nominated a number of nominees that does not exceed the number of directors that will be elected at such meeting or (iii) by a stockholder or group of stockholders who complies with Section 40.
(b)    Required Form for Director Nominations. To be in proper form, a stockholder’s notice to the Secretary must set forth in writing:
(i)    Information Regarding the Nominating Person. As to each (A) stockholder providing the notice of the nomination proposed to be made at an Annual Meeting, (B) beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at the Annual Meeting is given and (C) Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner (each a “Nominating Person” for the purposes of this Section 10 and Section 11), the information set forth in Section 9(b)(i) (except that for purposes of this Section 10, the term “Nominating Person” will be substituted for the terms “Proposing Person” and “stockholder” in all places where they appear in Section 9(b)(i) and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 10).
(ii)    Information Regarding the Nominee. As to each person whom the stockholder giving notice proposes to nominate for election as a director:
(A)    all information that would be required to be set forth in a stockholder’s notice pursuant to Section 9(b)(i) if such nominee were a Proposing Person;
(B)    all information relating to such nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected);
(C)    a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between or among such Nominating Person or others acting in concert therewith, on the one hand, and each nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder giving the notice or any other Nominating Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(D)    a completed questionnaire (in substantially the form provided by the Secretary upon written request) with respect to the identity, background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made; and
(E)    a written representation and agreement (in substantially the form provided by the Secretary upon written request) that the nominee (1) is qualified and, if elected, intends to serve as a director of the Corporation (2) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director of the Corporation, with the nominee’s fiduciary duties under applicable law, (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service as a director that has not been disclosed therein and (4) if elected as a director of the Corporation, would be and remain in compliance with all policies and guidelines of the Corporation applicable to directors.
The Corporation may require any nominee to furnish such other information as may be reasonably required by the Corporation to determine the qualifications and eligibility of such nominee to serve as a director.
(c)    No Right to Have Nominees Included in Corporation Proxy Materials. A stockholder is not entitled to have its nominees included in the Corporation’s proxy statement, form of proxy or other proxy solicitation materials solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 10.
(d)    Requirement to Attend Annual Meeting. If a stockholder (or a Qualified Representative (as defined in Section 40(n))) does not appear at the Annual Meeting to present its nomination, such nomination will be disregarded (notwithstanding that proxies in respect of such nomination may have been solicited, obtained or delivered).
11.    Additional Provisions Relating to the Notice of Stockholder Business and Director Nominations.
(a)    Timely Notice. To be timely, a stockholder’s notice required by Section 9(a) or Section 10(a) must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Corporation held the preceding year’s Annual Meeting; provided, however, that if the date of the Annual Meeting is scheduled for a date more than 30 calendar days prior to or more than 70 calendar days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th calendar day prior to such Annual Meeting and the 10th calendar day following the day on which Public Announcement (as defined below) of the date of such meeting is first made. In no event will a recess, adjournment or postponement of an Annual Meeting (or any announcement thereof) commence a new time period (or extend any time period) for the giving of notice as described above. Notwithstanding the foregoing, in the event the number of directors to be elected to the Board at the Annual Meeting is increased by the Board and there is no Public Announcement by the Corporation naming the nominees for the additional directorships at least 100 calendar days prior to the first anniversary of the date on which the Corporation held the preceding year’s Annual Meeting, a stockholder’s notice pursuant to this Section 11(a) will be considered timely, but only with respect to nominees for the additional directorships created by such increase, if it is delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the day on which such Public Announcement is first made by the Corporation.
(b)    Updating Information in Notice. A stockholder providing notice of business proposed to be brought before an Annual Meeting pursuant to Section 9 or notice of any nomination to be made at an Annual Meeting pursuant to Section 10 must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 9 or Section 10, as applicable, is true and correct as of the record date for the Annual Meeting and as of the date that is ten business days prior to the Annual Meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation no later than five business days after the record date for the Annual Meeting and not later than eight business days prior to the date of the Annual Meeting.
(c)    Determinations of Form, Effect of Noncompliance, Etc. The presiding officer of any Annual Meeting will, if the facts warrant, determine that a proposal was not made in accordance with the procedures prescribed by Section 9 and this Section 11 or that a nomination was not made in accordance with the procedures prescribed by Section 10 and this Section 11, and if he or she should so determine, he or she will so declare to the meeting and the defective proposal or nomination, as applicable, will be disregarded. Notwithstanding anything in these By-Laws to the contrary, no nominations shall be made or business shall be conducted at any Annual Meeting or special meeting except in accordance with the procedures set forth in Sections 3, 9, 10, 11 and 40.
(d)    Public Announcement. For purposes of Section 9, Section 10, this Section 11 and Section 40, “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Bloomberg, Associated Press or comparable national news service or in a document filed by the Corporation with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or furnished by the Corporation to stockholders.
12.    Record Dates.
(a)    Voting Record Dates. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders, the Board may fix a record date, which will not precede the date upon which the Board resolution fixing the same is adopted and will not be more than 60 nor less than ten calendar days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any recess or adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the recessed or adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to such notice of such recessed or adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 12(a) at the recessed or adjourned meeting.
(b)    Payment Record Dates. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.
(c)    Identity of Registered Holder. The Corporation will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.
13.    Recesses and Adjournments. If a quorum is not present or represented at a meeting of stockholders, the meeting may be recessed or adjourned by the stockholders in accordance with Section 5. Upon any recessed or adjourned meeting being reconvened, any business may be transacted which properly could have been transacted in the absence of such recess or adjournment.
14.    Procedures for Stockholder Action by Consent.
(a)    Request for Record Date. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 14(a). Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Secretary at the principal executive offices of the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain, at a minimum, a description of the action that such stockholder proposes to take by written consent, including the text of any proposal to be submitted to stockholders. The Board shall have ten days following the date of receipt of the notice to determine the validity of the request. During the ten day period, the Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by written consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date. Following the determination of the validity of the request, and no later than ten days after the date on which such request is received by the Corporation, the Board shall fix a record date for such purpose which shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within ten days after the date the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 14(c) below unless prior action by the Board is required by law, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(b)    Form of Consent. No written consent purporting to take or authorize the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 14 as a “Consent”) shall be effective to take the corporate action referred to therein unless, within 60 days of the first date on which a Consent is delivered in the manner required by this Section 14, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.
(c)    Delivery of Consent. A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or to the Secretary of the Corporation. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. An electronic transmission consenting to action to be taken transmitted by a stockholder, a proxyholder or by a person authorized to act by such stockholder, shall be deemed to be written and signed for the purposes of this Section if the electronic transmission sets forth or is delivered with information from which the Corporation can determine that the electronic transmission was transmitted by the stockholder, the proxyholder or by a person authorized to act for the stockholder and the date on which such electronic transmission was transmitted. Any such consent given by electronic transmission shall be deemed delivered as provided by the DGCL.
In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consent and of the validity of the action to be taken by stockholder written consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the Board, to serve as inspectors with respect to such Consent and such inspectors shall discharge the functions of the Secretary of the Corporation under this Section 14(c). If after such investigation the Secretary or the inspectors (as the case may be) determine(s) that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 14(c), the Secretary or the inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
Nothing contained in this Section 14(c) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the Secretary or the inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

DIRECTORS
15.    Function. The business and affairs of the Corporation will be managed by, or under, the direction of the Board.
16.    Number, Election and Terms. Subject to any minimum or maximum number of authorized directors provided in the Certificate of Incorporation, the authorized number of directors may be fixed from time to time only by a resolution adopted by a majority of the Whole Board. Directors will be elected at each Annual Meeting to serve as such until the next Annual Meeting and until their successors are elected and qualified.
17.    Vacancies and Newly Created Directorships. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the vacant or newly created directorship and until such director’s successor is elected and qualified. No decrease in the authorized number of directors will shorten the term of any incumbent director.
18.    Removal. Unless otherwise restricted by statute or by the Certificate of Incorporation, any director or the Whole Board may be removed, with or without cause, by the holders of a majority in voting power of the shares then entitled to vote at an election of directors.
19.    Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman or the Secretary. Any resignation is effective when the resignation is delivered to the Corporation unless the resignation specifies a later effective date or an effective date that is contingent upon the occurrence or non-occurrence of one or more specified events. Acceptance of such resignation shall not be necessary to make it effective unless the resignation so provides.
20.    Regular Meetings. Regular meetings of the Board may be held immediately after the Annual Meeting and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.
21.    Special Meetings. Special meetings of the Board may be called by the Chairman or the President, or by the Secretary at the direction of the Chairman or the President, on 24 hours’ notice to each director by whom such notice is not waived, given in a manner permitted by Section 27 or by the DGCL, and will be called by the Chairman, in like manner and on like notice, upon the request of a majority of the Whole Board. The time and place of any such special meeting shall be as specified in the notice of such meeting.
22.    Quorum. At all meetings of the Board, a majority of the Whole Board will constitute a quorum for the transaction of business. Except for action to be taken by committees of the Board as provided in Section 24, and except as otherwise required by law, these By-Laws or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.
23.    Participation in Meetings by Remote Communications. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.
24.    Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, or in these By-Laws, will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee will have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) making, adopting, amending or repealing any provision of these By-Laws. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board conducts its business. Any resolution of the Board establishing or directing any committee of the Board or establishing or amending the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these By-Laws and, to the extent that there is any inconsistency between these By-Laws and any such resolution or charter, the terms of such resolution or charter shall be controlling.
25.    Compensation; Expense Reimbursement. The Board may establish the compensation of directors, including, without limitation, compensation for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services provided to the Corporation or at the request of the Board. Directors shall be reimbursed for expenses, if any, incurred in attending meetings of the Board of Directors and in otherwise performing duties as such directors.
26.    Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Corporation.

NOTICES
27.    Generally.
(a)    Notices to Stockholders. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-Laws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-Laws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL.
(b)    Notices to Directors. Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the Corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the Corporation.
28.    Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

OFFICERS
29.    Generally.
(a)    The officers of the Corporation will be elected annually by the Board and will consist of a President, a Secretary and a Treasurer, all of whom shall be elected at the annual meeting of the Board. The Board may also choose one or more Vice Presidents (who may be given particular designations with respect to authority, function or seniority), one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, the Board may authorize the President to appoint any person to any office other than the Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any director.
(b)    President. Unless the Board has designated another person as the Corporation’s chief executive officer, the President shall be the chief executive officer of the Corporation. The President shall have general charge and supervision of the business of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board. In the absence of the Chairman, or in the event the Board has not selected a Chairman, the President shall preside at all meetings of the stockholders and all meetings of the Board. The President shall perform such other duties and shall have such other powers as the Board or the chief executive officer (if the President is not the chief executive officer) may from time to time prescribe.
(c)    Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board or the President. The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.
(d)    Secretary. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders, meetings of the Board and all other notices of the Corporation, and shall perform such other duties as may be assigned by the Board. The Secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same. The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board may direct.
(e)    Treasurer. It shall be the duty of the Treasurer to have the care and custody of all the funds and securities of the Corporation which may come into his or her hands as Treasurer, and to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board may designate, and he or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. He or she may sign all receipts and vouchers for the payments made to the Corporation. He or she shall render an account of his or her transactions to the Board of Directors as often as the Board shall require the same. He or she shall enter regularly in the books to be kept by him or her for that purpose, full and adequate account of all moneys received and paid by him or her on account of the Corporation. He or she shall have charge of the supervision of the accounting system of the Corporation, including the preparation and filing of all reports required by law to be made to any and all public authorities and officials. He or she shall perform all acts incident to the position of Treasurer, subject to the control of the Board. He or she shall, when requested, pursuant to a vote of the Board of Directors, give a bond to the Corporation conditioned for the faithful performance of his or her duties, the expense of which bond shall be borne by the Corporation.
(f)    Assistant Secretaries and Assistant Treasurers. An Assistant Secretary or an Assistant Treasurer shall, in the absence or disability or at the request of the Secretary or Treasurer respectively, perform the duties of the Secretary or Treasurer respectively, and shall perform such other duties as may from time to time be imposed upon him or her by the Board or by the President. The performance of any such duty shall be conclusive evidence of his or her right to act.
(g)    Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, or to a director, notwithstanding the provisions herein.
(h)    Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President, any Vice President or any other officer authorized to do so by the Board and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any company in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.
(i)    Chairman of the Board. The Board, in its discretion, may choose a Chairman (who shall be a director but need not be elected as an officer). The Chairman of the Board shall preside at all meetings of the stockholders and all meetings of the Board. The Chairman of the Board shall perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board.
30.    Compensation. The compensation of all directors who are also officers and agents of the Corporation and the executive officers of the Corporation will be fixed by the Board or by a committee of the Board. The Board may fix or delegate the power to fix, the compensation of other officers and agents of the Corporation to an officer of the Corporation.
31.    Succession. The officers of the Corporation will hold office until their successors are elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the majority of the Whole Board. Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Chairman, the President or the Secretary. Such resignation shall be effective upon receipt unless such notice provides that the resignation is effective at some later time or upon the occurrence of some later event. Acceptance of such resignation shall not be necessary to make it effective unless the resignation so provides.
32.    Authority and Duties. Each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.
STOCK
33.    Certificates. The Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares of stock represented by a certificate until such certificate is surrendered to the Corporation. Certificates, if any, representing shares of stock of the Corporation will be in such form as is determined by the Board, subject to applicable legal requirements. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chairman of the Board (if an officer), the Vice Chairman of the Board (if an officer), the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on a certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
34.    Transfer. Transfers of shares shall be made upon the books of the Corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the Corporation of the certificate or certificates for such shares.  No transfer shall be made that is inconsistent with the provisions of applicable law.
35.    Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate or uncertificated shares.

GENERAL
36.    Fiscal Year. The fiscal year of the Corporation will end on the 31st day of December of each calendar year or such other date as may be fixed from time to time by the Board.
37.    Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board, and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person or entity as to matters the director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
38.    Indemnification.
(a)    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified by the Corporation to the fullest extent permitted or required by the DGCL and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, except as provided in Section 38(d) with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee pursuant to this Section 38(a) in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.
(b)    Right to Advancement of Expenses. The right to indemnification conferred in Section 38(a) shall include the right to advancement by the Corporation of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation service to an employee benefit plan) shall be made pursuant to this Section 38(b) only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 38(b). An Indemnitee’s right to an Advancement of Expenses pursuant to this Section 38(b) is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 38(a) with respect to the related Proceeding or the absence of any prior determination to the contrary.
(c)    Contract Rights. The rights to indemnification and to the Advancement of Expenses conferred in Sections 38(a) and 38(b) shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
(d)    Right of Indemnitee to Bring Suit. If a claim under Section 38(a) is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation (following the final disposition of such proceeding) or if a claim under Section 38(b) is not paid in full by the Corporation within 20 calendar days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader reimbursements of prosecution or defense expenses than such law permitted the Corporation to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board or a committee thereof, its stockholders or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses hereunder pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the Corporation.
(e)    Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Section 38 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these By-Laws, any agreement or any vote of stockholders or disinterested directors or otherwise. Nothing contained in this Section 38 shall limit or otherwise affect any such other right or the Corporation’s power to confer any such other right.
(f)    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
(g)    No Duplication of Payments. The Corporation shall not be liable under this Section 38 to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.
39.    Action in Reliance Upon Orders of Regulatory Bodies. No present or future director or officer of the Corporation (or his or her heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith which (whether by condition or otherwise) is required, authorized or approved by any order or orders issued pursuant to: the Public Utility Holding Company Act of 1935; the Federal Power Act; or any state statute regulating the Corporation or its subsidiaries by reason of their being public utility companies or public utility holding companies; or any amendment to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this By-Law described, the provisions hereof shall be brought to the attention of the court. In the event that such provisions are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer (and his or her heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or her or imposed on him or her, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this By-Law described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs and attorneys’ fees. The foregoing rights shall not be exclusive of any other rights to which any director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring such expenses and liabilities.
40.    Stockholder Access to the Corporation’s Proxy Materials.
(a)    Subject to the terms and conditions of these By-Laws, in connection with an Annual Meeting at which directors are to be elected, the Corporation will include in its proxy statement and on its form of proxy the name of a nominee for election to the Board submitted pursuant to this Section 40 (a “Stockholder Nominee”) and will include in its proxy statement the Required Information (as defined below), if, as determined by the Board in good faith:
(i)    the Stockholder Nominee satisfies the eligibility requirements in this Section 40,

(ii)    the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 40 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below),
(iii)    the Eligible Stockholder expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials, and
(iv)    the additional requirements of these By-Laws are met.
(b)    To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 40(b) must:
(i)    Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of the issued and outstanding shares of capital stock of the Corporation (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of capital stock) that represents at least 3% of the issued and outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”), and
(ii)    thereafter continue to Own the Required Shares through such Annual Meeting.
For purposes of satisfying the ownership requirements of this Section 40(b), a group of no more than 20 stockholders and/or beneficial owners may aggregate the number of shares of capital stock of the Corporation that they are entitled to vote generally in the election of directors that each group member has Owned continuously for at least three years as of the date of the Stockholder Notice. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 40. Each of the following shall be treated as one stockholder or beneficial owner: (A) a group of any two or more funds that are under common management and investment control, (B) a group of any two or more funds that are under common management and funded primarily by a single employer or (C) a group of investment companies, as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever an Eligible Stockholder consists of a group of stockholders and/or beneficial owners, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 40 must be satisfied by and as to each such stockholder or beneficial owner, except that shares may be aggregated as specified in this Section 40(b) and except as otherwise provided in this Section 40. Should any stockholder withdraw from a group of Eligible Stockholders at any time prior to the Annual Meeting, the group of Eligible Stockholders shall be deemed to own only the shares held by the remaining members of the group. For purposes of this Section 40, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.
(c)    For purposes of this Section 40:

(i)    A stockholder or beneficial owner shall be deemed to “Own” only those issued and outstanding shares of capital stock that they are entitled to vote generally in the election of directors and as to which such person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of the issued and outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, shall have correlative meanings.
(ii)    A stockholder or beneficial owner shall Own shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. The person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder.
(iii)    A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person both has the power to recall such loaned shares on five business days’ notice and recalls the loaned shares within five business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant Annual Meeting.
(d)    For purposes of this Section 40, the “Required Information” that the Corporation will include in its proxy statement is:
(i)    the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and
(ii)    if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the Annual Meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 40, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 40 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.
(e)    The Stockholder Notice shall set forth the following information, representations and agreements:
(i)    as to each Stockholder Nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; provided, however, that, in addition to the information required in the Stockholder Notice pursuant to this Section 40, the Corporation may require each such person to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination of whether such person can be considered an independent director,
(ii)    a representation addressed to the Corporation that the stockholder delivering the Stockholder Notice (or a Qualified Representative (as defined in Section 40(n)) of such stockholder) intends to appear in person at the meeting to present its Stockholder Nominee or Stockholder Nominees,
(iii)    as to each Eligible Stockholder giving the Stockholder Notice (and in the case of a group, as to each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) and if any such Eligible Stockholder, stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “Control Person”), the information set forth in Section 9(b)(i), as applicable (except that for purposes of this Section 40(e)(iii) the terms “Eligible Stockholder” and “Control Person” will be substituted for the terms “Proposing Person” and “stockholder” in all places they appear in Section 9(b)(i) and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 40),
(iv)    a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act,
(v)    a statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of shares of capital stock of the Corporation that the Eligible Stockholder is entitled to vote generally in the election of directors and that the Eligible Stockholder Owns and has Owned (as defined in Section 40(c)) continuously for at least three years as of the date of the Stockholder Notice and (B) agreeing to continue to Own such shares through the Annual Meeting,

(vi)    the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations and warranties:
(A)    it will provide (1) within five business days of the record date for the Annual Meeting both the information required under Section 40(e)(ii)-(iii) above and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of the record date for the Annual Meeting, and (2) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the Annual Meeting,
(B)    it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board at the Annual Meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 40, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee or a nominee of the Board and (4) will not distribute to any stockholder any form of proxy for the Annual Meeting other than the form distributed by the Corporation, and
(C)    it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 40, (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the Annual Meeting, (4) file all materials described below in Section 40(g)(iii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A and (5) at the request of the Corporation, promptly, but in any event within five business days after such request, provide to the Corporation prior to the day of the Annual Meeting such additional information as reasonably requested by the Corporation, and
(vii)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination.
(f)    To be timely under this Section 40, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business (as defined in Section 40(n) below) on the 120th day nor earlier than the Close of Business on the 150th day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is more than 30 days before or after the anniversary of the previous year’s Annual Meeting, or if no Annual Meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the Close of Business on the 150th day prior to such Annual Meeting and not later than the Close of Business on the later of the 120th day prior to such Annual Meeting or the tenth day following the day on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an Annual Meeting, or a postponement of an Annual Meeting for which notice has been given or with respect to which there has been a Public Announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.
(g)    An Eligible Stockholder must:
(i)    within five business days after the date of the Stockholder Notice, provide to the Corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 40,
(ii)    include in the Schedule 14N filed with the SEC a statement by the Eligible Stockholder (and in the case of a group, by each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) certifying (A) the number of shares of capital stock of the Corporation that the Eligible Stockholder is entitled to vote generally in the election of directors and that the Eligible Stockholder Owns and has Owned continuously for at least three years as of the date of the Stockholder Notice and (B) that it Owns and has Owned such shares within the meaning of Section 40(c),
(iii)    file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s Annual Meeting, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A, and
(iv)    in the case of any group, within five business days after the date of the Stockholder Notice, provide to the Corporation documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed 20, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 40(b).
The information provided pursuant to this Section 40(g) shall be deemed part of the Stockholder Notice for purposes of this Section 40.
(h)    Within the time period for delivery of the Stockholder Notice, a written representation and agreement of each Stockholder Nominee shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, which shall be signed by each Stockholder Nominee and shall represent and agree that such Stockholder Nominee:
(i)    consents to being named in the Corporation’s proxy statement and form of proxy as a nominee and, if elected, consents to serve as a director,
(ii)    is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with the Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with the Stockholder Nominee’s fiduciary duties under applicable law,
(iii)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and
(iv)    if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines and any other Corporation policies and guidelines applicable to directors.
At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the Corporation’s directors and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this Section 40.
(i)    In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading) or otherwise requires updating or supplementation, such person shall promptly, and in any event within 48 hours of discovering the relevant facts, notify the Secretary of the Corporation and provide any corrective, additional, updated or supplemental information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 40.
(j)    Notwithstanding anything to the contrary contained in this Section 40, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
(i)    the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 40), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 40) was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these By-Laws, including, but not limited to, its obligations under this Section 40,
(ii)    the Stockholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC and any Publicly Announced standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (B) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years or (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,
(iii)    the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder of record intends to nominate any candidate for election to the Board (other than pursuant to this Section 40) so that the number of nominees would exceed the number of directors to be elected at the applicable Annual Meeting; provided that, for the avoidance of doubt, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board, if the Corporation receives such notice after the proxy materials for the applicable Annual Meeting have been distributed to the stockholders of the Corporation, any nomination or nominations pursuant to this Section 40 shall be disregarded, notwithstanding that proxies in respect of the election of any Stockholder Nominee or Stockholder Nominees may have been received by the Corporation, or
(iv)    the election of the Stockholder Nominee to the Board would cause the Corporation to violate the Certificate of Incorporation, these By-Laws, any applicable law, rule, regulation or listing standard.
(k)    The maximum number of Stockholder Nominees submitted by all Eligible Stockholders that may be included in the Corporation’s proxy materials pursuant to this Section 40 shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 40 with respect to the Annual Meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20% (such resulting number, the “Permitted Number”); provided that the Permitted Number shall be reduced by (i) any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 40 but whom the Board of Directors decides to nominate as a Board nominee, (ii) any directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such an Annual Meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by such stockholder or group of stockholders, from the Corporation), and (iii) any nominees who were previously elected to the Board as Stockholder Nominees at any of the preceding two Annual Meetings and who are nominated for election at such Annual Meeting by the Board as a Board nominee. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the Annual Meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 40 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such specified rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 40 exceeds the Permitted Number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: the highest ranking Stockholder Nominee of each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has had one Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 40 thereafter is nominated by the Board, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 40), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable Annual Meeting in substitution for such Stockholder Nominee(s).
(l)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting but either (i) withdraws from or becomes ineligible or unavailable for election at the Annual Meeting for any reason, including for the failure to comply with any provision of these By-Laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 20% of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 40 for the next two Annual Meetings.
(m)    The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 40 and to make any determinations necessary or advisable to apply this Section 40 to any persons, facts or circumstances, in each case, acting in good faith. Notwithstanding the foregoing provisions of this Section 40, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board, if the stockholder (or a Qualified Representative of the stockholder, as defined in Section 40(n) below) does not appear at the Annual Meeting to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. This Section 40 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

(n)    For purposes of this Section 40, unless otherwise referenced, (i) the “Close of Business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day and (ii) a “Qualified Representative” of a stockholder shall mean a person who is a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of a proposal for business or a nomination for director at a meeting of the stockholders by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
41.    Amendments. The By-Laws of the Corporation may be altered, amended or repealed (a) at any meeting of the Board of Directors by the vote of a majority of the entire Board then in office, or (b) by the vote of the holders of a majority of that part of the capital stock of the Corporation having voting powers which is represented in person or by proxy at any annual meeting of stockholders or at any special meeting called for that purpose (provided that a lawful quorum of stockholders be there represented in person or by proxy), or (c) without a meeting by the written consent of the holders of not less than the minimum number of the issued and outstanding shares of capital stock of the Corporation having voting powers that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that the Board of Directors shall not have power to alter, amend or repeal the provisions of Sections 5, 39 or 41 or the ten percentum requirement to call a special meeting of the stockholders contained in Section 3(b) of the By-Laws and provided, further, that the Board of Directors shall not have the power to alter, amend or repeal any by-law adopted by the stockholders which by its terms may be altered, amended or repealed only by the stockholders.
42.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.”

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